Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Select Tax-Free Income
Portfolio 2
33-46941
811-6622

An annual meeting of the
shareholders of the Nuveen Select
Tax-Free Income Portfolio was held
on July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve
2. until their successors shall
3. have been duly elected and
4. qualified;


Approval of the Board Members
was reached as follows:

Robert P. Bremner
For  16,115,007
Withhold 328,693

Lawrence H. Brown
For  16,156,310
Withhold 327,390

Jack B. Evans
For  16,159,211
Withhold  324,489

William C. Hunter
For 16,159,211
Withhold  324,489

David J. Kundert
For 16,158,791
Withhold  324,909

William J. Schneider
For 16,159,778
Withhold  323,922

Timothy R. Schwertfeger
For 16,160,997
Withhold  322,703

Judith M. Stockdale
For 16,160,913
Withhold  322,787

Eugene S. Sunshine
For  16,161,391
Withhold  322,309

5. approve a new Investment
6. Management Agreement .

The number of shares voted in the
affirmative:
16,088,026 and
the number of negative votes:
 134,889

Proxy materials are herein
 incorporated by reference
to the SEC filing on June 21, 2005,
 under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007671.